Exhibit 99.1

Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, KS 66211

Phone 913 696 6100 Fax 913 696 6116

N E W S  R E L E A S E

July 22, 2004

Yellow Roadway Corporation Reports Second Quarter 2004 EPS of $.97

•	Yellow Transportation posts record quarterly revenue and operating income

•	Roadway Express achieves quarterly operating ratio of 95.3%

•	New Penn and Meridian IQ post strong growth and operating results

OVERLAND PARK, KAN. — Yellow Roadway Corporation (NASDAQ: YELL) today reported second quarter 2004 earnings per share of $.97, more than double the pro forma EPS of $.46 and 56% above reported EPS of $.62, both from the second quarter of 2003.

“All of our business units delivered outstanding second quarter performance and our synergy efforts are ahead of schedule,” said Bill Zollars, Chairman, President and CEO of Yellow Roadway. “A great deal of progress has been made during our first six months as Yellow Roadway Corporation, and we still have many opportunities ahead of us.”

Yellow Roadway reported the following consolidated results for the second quarter of 2004:

•	Operating revenue of $1.67 billion, up 15.0% from pro forma second quarter 2003 operating revenue of $1.46 billion, and more than double second quarter 2003 reported operating revenue of $713 million.

•	Operating income of $88.2 million, up 88% from pro forma operating income of $46.9 million in the second quarter of 2003 and over 2.5 times second quarter 2003 reported operating income of $32.3 million.

For the six months ended June 30, 2004, Yellow Roadway reported the following consolidated results:

•	Earnings per share of $1.35, up 88% compared to pro forma EPS of $.72 for the same period last year, and substantially above reported EPS of $.80 in the second quarter of 2003.

•	Revenue of $3.23 billion, up 11.3% from pro forma revenue of $2.90 billion in the same period of 2003, and more than double reported revenue of $1.40 billion for the same period last year.

•	Operating income of $129.6 million, up 59% compared to pro forma operating income of $81.3 million for the same period last year, and nearly three times the reported operating income of $44.1 million for the same period in 2003.

‘Pro forma’ information provided in this release for 2003 includes reported results of both Roadway Corporation and Yellow Corporation, as adjusted for conforming accounting policies, purchase accounting valuations and interest expense for acquisition-related debt. Management has provided pro forma information to more accurately compare results between periods. See the attached notes to “Supplemental Financial Information” and “Statistical Information” for more details. Consolidated ‘reported’ information for 2003 represents the results of the former Yellow Corporation entities only.

Yellow Transportation

Second quarter 2004 compared to second quarter 2003:

•	Revenue of $793 million, a record for Yellow Transportation quarterly revenue, which represents a 14.6% increase from $691 million in the second quarter of 2003.

•	Less-than-truckload (LTL) revenue per day was up 13.7% from the second quarter of 2003, primarily reflecting a 9.3% increase in LTL tonnage per day and a 4.1% increase in LTL revenue per hundred weight (2.5% excluding fuel surcharge). LTL revenue per hundred weight, when further adjusted for changes in weight per shipment and length of haul, was up 3.7%.

•	Operating income of $45.7 million, up 26% from $36.4 million in the second quarter of 2003, which included a $3.7 million pre-tax benefit for an insurance recovery. When excluding the insurance recovery, operating income increased by nearly 40%.

•	Operating ratio of 94.2% compared to 94.7% in last year’s second quarter.

“Yellow Transportation continues to deliver impressive results, with record levels of revenue and operating income,” said Zollars. “In addition, their operating ratio of 94.2% is the best second quarter operating ratio since 1989, after adjusting for property disposals.”

Six months ended June 30, 2004 compared to six months ended June 30, 2003:

•	Revenue of $1.53 billion, up 13.0% from $1.35 billion for the same period last year.

•	Operating income of $72.1 million, a 29% increase from $55.9 million for the same period last year.

•	Operating ratio of 95.3% compared to 95.9% for the same period in 2003.

Roadway Express

Second quarter 2004 compared to adjusted second quarter 2003:

•	Revenue of $768 million, up 3.5% from revenue of $742 million in the second quarter of 2003.

•	LTL revenue per day was up 2.5% from the second quarter of 2003, resulting from a 2.0% decline in LTL tonnage per day and a 4.6% increase in LTL revenue per hundred weight (2.7% excluding fuel surcharge). When further adjusted for changes in weight per shipment and length of haul, LTL revenue per hundred weight was up 5.8%.

•	Operating income of $36.4 million, up 185% compared to operating income of $12.8 million from the second quarter of 2003.

•	Operating ratio of 95.3% compared to the second quarter 2003 operating ratio of 98.3%.

“The improvement in profitability at Roadway Express represents excellent performance,” Zollars said. “The progress made in the past six months demonstrates the strong operational capabilities of the Roadway Express team.”

Six months ended June 30, 2004 compared to adjusted six months ended June 30, 2003:

•	Revenue of $1.49 billion, a 2.3% increase compared to $1.45 billion for the first six months of 2003.

•	Operating income of $51.4 million, an improvement of 55% from $33.1 million in the same period last year.

•	Operating ratio of 96.5% compared to 97.7% for the same period in 2003.

New Penn Motor Express

Second quarter 2004 compared to adjusted second quarter 2003:

•	Revenue of $64.3 million, up 17.6% from revenue of $54.7 million in the second quarter of 2003. The revenue growth was primarily the result of a 15.0% increase in LTL tonnage per day and a 1.4% improvement in LTL revenue per hundred weight (0.8% excluding fuel surcharge). The closure of a direct competitor, USF Red Star, on May 24, 2004 contributed to the strong tonnage growth at New Penn.

•	Operating income of $9.2 million, an 83% improvement from operating income of $5.0 million in last year’s second quarter.

•	Operating ratio of 85.7%, compared to 90.8% in the second quarter of 2003.

“New Penn is doing a great job integrating growth opportunities,” Zollars stated. “A second quarter operating ratio of 85.7% is an indication of their effectiveness.”

Six months ended June 30, 2004 compared to adjusted six months ended June 30, 2003:

•	Revenue of $120.4 million, an increase of 14.3% from revenue of $105.3 million for the same period last year.

•	Operating income of $14.9 million, up 120% compared to $6.8 million of operating income for the same period of 2003.

•	Operating ratio of 87.6% compared to 93.6% for the same period last year.

Meridian IQ

Second quarter 2004 compared to second quarter 2003:

•	Revenue of $50.6 million, more than double the $23.2 million reported in the second quarter of 2003. The revenue increase is attributable to strong organic growth and acquisitions.

•	Operating income of $0.6 million compared to $0.1 million in the second quarter of 2003.

“Meridian IQ continues to increase its global coverage and scale,” Zollars stated. “Their progress is evidenced by consistent revenue growth and five consecutive quarters of profitability.”

Six months ended June 30, 2004 compared to six months ended June 30, 2003:

•	Revenue of $96.3 million, up nearly 113% from $45.3 million for the first six months of 2003.

•	Operating income of $1.2 million represents a significant improvement from a $0.8 million operating loss for the same period last year.

* * * * *

The preceding disclosures for Roadway Express and New Penn Motor Express contain references to ‘adjusted’ revenue, operating income and operating ratios. Management has adjusted the 2003 results for conforming accounting policies and the conversion to a calendar quarter to more accurately compare operating results to the current period. See the attached notes to “Statistical Information” for Roadway Express and New Penn Motor Express for more details related to these adjustments.

Outlook

“We expect earnings per share of $1.20 - $1.25 in the third quarter of 2004,” Zollars stated. “For the full year, our updated earnings guidance is for $3.70 - $3.75 per share, and consolidated revenue is expected to be $6.7 billion,” Zollars continued. “We are on track to exceed our 2004 financial objectives based on the effective execution of our strategy, our synergy efforts and a strengthening economy.”

On July 1, 2004, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board reached a tentative conclusion that companies should account for the EPS dilution from contingent convertible notes as if the notes were converted to common shares at the time of issuance (the “if converted” method). Currently, companies account for the potential shares when the conversion trigger is reached.

Yellow Roadway has contingent convertible notes outstanding that are not included in its computation of diluted earnings per share. The EITF’s tentative conclusion does not alter the attractive economics associated with these financial instruments or the strong underlying performance of Yellow Roadway. The Company continually evaluates its capital structure to provide optimal shareholder value, and is analyzing alternatives that could mitigate the impact of the proposed accounting change. The third quarter and full year 2004 earnings per share guidance provided above does not include any potential impact of changes in accounting for contingent convertible notes.

Review of Financial Results

A teleconference review of Yellow Roadway Corporation (NASDAQ: YELL) second quarter 2004 financial results has been scheduled for July 23, 2004, beginning at 9:30 a.m. ET, 8:30 a.m. CT.

Hosting the teleconference will be: Bill Zollars-Chairman, President and CEO, Yellow Roadway Corporation; Don Barger-Sr. Vice President and CFO, Yellow Roadway Corporation; Jim Staley-President, Roadway Group; James Welch-President, Yellow Transportation; and Jim Ritchie-President, Meridian IQ.

To participate, please dial 1.888.609.3912. Callers should dial in 5 to 10 minutes prior to the start of the call.

The conference call will be webcast live via StreetEvents at www.streetevents.com and via the Yellow Roadway Corporation Internet site www.yellowroadway.com.

An audio playback will be available beginning two hours after the call ends until midnight on July 30 by calling 1.800.642.1687 and then entering the access code, 8192788. An audio playback also will be available for 30 days after the call via the StreetEvents and Yellow Roadway Corporation web sites.

This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “believe,” “intend,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, ability to capture cost synergies, a downturn in general or regional economic activity, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

* * * * *

Yellow Roadway Corporation is one of the largest transportation service providers in the world. Through its subsidiaries including Yellow Transportation, Roadway Express, New Penn Motor Express, Reimer Express, Meridian IQ and Yellow Technologies, Yellow Roadway provides a wide range of asset and non-asset-based transportation services integrated by technology. The portfolio of brands provided through Yellow Roadway Corporation subsidiaries represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs over 50,000 people.

Analyst Contact:	Stephen Bruffett
Yellow Roadway Corporation
913.696.6108
steve.bruffett@yellowroadway.com

Media Contact:	Suzanne Dawson
Linden Alschuler & Kaplan
212.329.1420
sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

Yellow Roadway Corporation and Subsidiaries

(Amounts in thousands except per share data)

(Unaudited)

	June 30, 2004	December 31, 2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$33,567	$75,166
Accounts receivable, net	794,278	699,142
Prepaid expenses and other	121,605	110,128

Total current assets	949,450	884,436

PROPERTY AND EQUIPMENT:
Cost	2,638,092	2,538,614
Less - accumulated depreciation	1,192,490	1,135,346

Net property and equipment	1,445,602	1,403,268

Goodwill	622,152	617,313
Intangibles, net	472,381	467,114
Other assets	83,037	91,098

Total assets	$3,572,622	$3,463,229

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$270,673	$260,175
Wages, vacations, and employees’ benefits	436,563	351,287
Other current and accrued liabilities	213,530	178,478
Asset backed securitization (“ABS”) borrowings	57,000	71,500
Current maturities of long-term debt	750	1,757

Total current liabilities	978,516	863,197

OTHER LIABILITIES:
Long-term debt, less current portion	734,624	836,082
Deferred income taxes, net	298,711	298,256
Accrued pension and postretirement	270,902	256,187
Claims and other liabilities	215,152	207,422

Total other liabilities	1,519,389	1,597,947

SHAREHOLDERS’ EQUITY:
Common stock, $1 par value per share	50,455	50,146
Capital surplus	663,447	653,739
Retained earnings	431,229	366,157
Accumulated other comprehensive loss	(24,542)	(23,167)
Unamortized restricted stock awards	(4,862)	(567)
Treasury stock, at cost (2,217 and 2,359 shares)	(41,010)	(44,223)

Total shareholders’ equity	1,074,717	1,002,085

Total liabilities and shareholders’ equity	$3,572,622	$3,463,229

STATEMENTS OF CONSOLIDATED OPERATIONS

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Six Months Ended June 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Six Months
	2004	2003[a]	2004	2003[a]
OPERATING REVENUE	$1,674,131	$713,453	$3,226,266	$1,394,546

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	1,031,120	458,036	2,024,670	896,784
Operating expenses and supplies	249,128	103,908	487,485	213,851
Operating taxes and licenses	43,187	19,492	83,752	39,259
Claims and insurance	36,282	10,730	66,295	23,454
Depreciation and amortization	42,982	20,818	83,588	41,086
Purchased transportation	183,384	68,106	350,648	135,979
(Gains) losses on property disposals, net	(193)	30	269	41

Total operating expenses	1,585,890	681,120	3,096,707	1,350,454

OPERATING INCOME	88,241	32,333	129,559	44,092

NONOPERATING (INCOME) EXPENSES:
Interest expense	11,497	2,625	23,407	5,271
Other	462	(343)	342	(436)

Nonoperating expenses, net	11,959	2,282	23,749	4,835

INCOME BEFORE INCOME TAXES	76,282	30,051	105,810	39,257
INCOME TAX PROVISION	29,365	11,691	40,737	15,271

NET INCOME	$46,917	$18,360	$65,073	$23,986

AVERAGE SHARES OUTSTANDING-BASIC	47,958	29,586	47,885	29,585

AVERAGE SHARES OUTSTANDING-DILUTED	48,436	29,834	48,348	29,826

BASIC EARNINGS PER SHARE	$0.98	$0.62	$1.36	$0.81

DILUTED EARNINGS PER SHARE	$0.97	$0.62	$1.35	$0.80

[a]	Represents the reported results of the former Yellow Corporation entities only.

STATEMENTS OF CONSOLIDATED CASH FLOWS

Yellow Roadway Corporation and Subsidiaries

For the Six Months Ended June 30

(Amounts in thousands)

(Unaudited)

	2004	2003[a]
OPERATING ACTIVITIES:
Net income	$65,073	$23,986
Noncash items included in net income:
Depreciation and amortization	83,588	41,086
Losses on property disposals, net	269	41
Deferred income tax provision, net	(3,602)	—
Changes in assets and liabilities, net:
Accounts receivable	(85,659)	(6,447)
Accounts payable	(32,347)	(43,706)
Other working capital items	124,498	55,861
Claims and other	18,465	(2,653)
Other, net	10,404	1,603

Net cash from operating activities	180,689	69,771

INVESTING ACTIVITIES:
Acquisition of property and equipment	(107,043)	(48,038)
Proceeds from disposal of property and equipment	3,728	1,204
Acquisition of companies	(7,881)	—

Net cash used in investing activities	(111,196)	(46,834)

FINANCING ACTIVITIES:
ABS borrowings, net	(14,500)	—
Repayment of long-term debt	(100,036)	(43)
Treasury stock purchases	—	(2,921)
Proceeds from exercise of stock options	3,444	1,124

Net cash used in financing activities	(111,092)	(1,840)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(41,599)	21,097

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	75,166	28,714

CASH AND CASH EQUIVALENTS, END OF PERIOD	$33,567	$49,811

[a]	Represents the reported results of the former Yellow Corporation entities only.

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Six Months Ended June 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months			Six Months
	2004	2003[a]	%	2004	2003[a]	%
Operating revenue:
Yellow Transportation	$792,636	$691,449	14.6	$1,527,106	$1,351,574	13.0
Roadway Express	768,203		[b]	1,485,341		[b]
New Penn	64,318		[b]	120,422		[b]
Meridian IQ	50,640	23,185	118.4	96,310	45,268	112.8
Corporate	(1,666)	(1,181)	(41.1)	(2,913)	(2,296)	(26.9)

Consolidated	1,674,131	713,453		3,226,266	1,394,546

Reported operating income (loss):
Yellow Transportation	45,719	36,361	25.7	72,140	55,861	29.1
Roadway Express	36,360			51,397
New Penn	9,194			14,945
Meridian IQ	577	64	n/m	1,162	(829)	n/m
Corporate	(3,609)	(4,092)	11.8	(10,085)	(10,940)[c]	7.8

Consolidated	88,241	32,333		129,559	44,092

Adjustments to operating income by segment [d] :
Yellow Transportation	(15)	25		452	37
Roadway Express	(131)			(138)
New Penn	(42)			(47)
Meridian IQ	(5)	6		2	6
Corporate	—	(1)		—	(2)

Consolidated	(193)	30		269	41

Adjusted operating income (loss):
Yellow Transportation	45,704	36,386	25.6	72,592	55,898	29.9
Roadway Express	36,229			51,259
New Penn	9,152			14,898
Meridian IQ	572	70	n/m	1,164	(823)	n/m
Corporate	(3,609)	(4,093)	11.8	(10,085)	(10,942)	7.8

Consolidated	$88,048	$32,363		$129,828	$44,133

Reported operating ratio:
Yellow Transportation	94.2%	94.7%		95.3%	95.9%
Roadway Express	95.3%			96.5%
New Penn	85.7%			87.6%
Consolidated	94.7%	95.5%		96.0%	96.8%

Adjusted operating ratio:
Yellow Transportation	94.2%	94.7%		95.2%	95.9%
Roadway Express	95.3%			96.5%
New Penn	85.8%			87.6%
Consolidated	94.7%	95.5%		96.0%	96.8%

(Continued on next page)

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Six Months Ended June 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Six Months
	2004	2003[a]	2004	2003[a]
Reconciliation of reported net income to adjusted net income:
Reported net income	$46,917	$18,360	$65,073	$23,986
(Gains) losses on property disposals	(122)	18	165	25

Adjusted net income	46,795	18,378	65,238	24,011

Reconciliation of reported diluted earnings per share (EPS) to adjusted diluted EPS:
Reported diluted EPS	0.97	0.62	1.35	0.80
(Gains) losses on property disposals	—	—	—	—

Adjusted diluted EPS	0.97	0.62	1.35	0.80

Pro forma stock option expense (after tax) [e]	441	552	906	1,101
Pro forma stock option impact on diluted EPS	0.01	0.02	0.02	0.04

Summarized unaudited pro forma results [f]:
Operating revenue		$1,456,081		$2,897,444
Operating income		46,915		81,266
Income from continuing operations		21,779		34,530
Net income		21,477		34,375
Diluted earnings per share:
Income from continuing operations		0.46		0.72
Net income		$0.45		$0.72

[a]	Represents the reported results of the former Yellow Corporation entities only.
[b]	Prior to the date of the Roadway acquisition (December 11, 2003), Roadway Express and New Penn were not included in our reported results.
[c]	Includes approximately $4 million for an industry conference that we host every other year.
[d]	Management excludes these items when evaluating operating income and segment performance to more accurately compare the results of our core operations among periods. Adjustments presented in the periods above consist entirely of property gains and losses.
[e]	The fair value in accordance with SFAS 123, Accounting for Stock-Based Compensation, not reflected in net income.
[f]	The unaudited pro forma information presents the combined results of operations of Yellow Roadway as if the Roadway acquisition had occurred at the beginning of the period presented. The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of operations of Yellow Roadway that would have been reported had the acquisition been completed as of the date presented and should not be taken as representative of the future consolidated results of operations of Yellow Roadway.

STATISTICAL INFORMATION

Yellow Transportation

For the Three Months Ended June 30

(Amounts in thousands except per unit data)

	Three Months		%	Amount/Workday		%
	2004	2003		2004	2003
Workdays				64	64

Revenue:
LTL	$734,151	$645,551	13.7	$11,471.1	$10,086.7	13.7
TL	61,440	47,067	30.5	960.0	735.4	30.5

Subtotal - pickup basis	795,591	692,618	14.9	12,431.1	10,822.1	14.9
Revenue recognition adjustment	(2,955)	(1,169)	(152.8)	(46.2)	(18.2)	(152.8)

Total - as reported	$792,636	$691,449	14.6	$12,384.9	$10,803.9	14.6

Tonnage - pickup basis:
LTL	1,762	1,613	9.3	27.53	25.20	9.3
TL	385	298	29.1	6.01	4.66	29.1
Total	2,147	1,911	12.4	33.54	29.86	12.4

Shipments - pickup basis:
LTL	3,535	3,298	7.2	55.24	51.54	7.2
TL	51	41	25.7	0.80	0.63	25.7
Total	3,586	3,339	7.4	56.04	52.17	7.4

Revenue/cwt. - pickup basis:
LTL	$20.83	$20.01	4.1
TL	7.99	7.90	1.1
Total	18.53	18.13	2.2

Revenue/cwt. - pickup basis: (excluding fuel surcharge)
LTL	19.91	19.42	2.5
TL	7.70	7.69	0.1
Total	17.72	17.59	0.7

Revenue/shipment - pickup basis:
LTL	207.66	195.73	6.1
TL	1,207.81	1,162.96	3.9
Total	221.84	207.45	6.9

STATISTICAL INFORMATION

Roadway Express

For the Three Months Ended June 30

(Amounts in thousands except per unit data)

	Three Months			Amount/Workday
	2004	2003	%	2004	2003	%
Workdays				64	64

Revenue:
LTL	$700,787	$683,572	2.5	$10,949.8	$10,680.8	2.5
TL	63,631	55,180	15.3	994.2	862.2	15.3

Subtotal - pickup basis	764,418	738,752	3.5	11,944.0	11,543.0	3.5
Revenue recognition adjustment	3,785	3,600	5.1	59.1	56.3	5.1

Total [a]	$768,203	$742,352	3.5	$12,003.1	$11,599.3	3.5

Tonnage - pickup basis:
LTL	1,557	1,589	(2.0)	24.33	24.82	(2.0)
TL	374	344	8.7	5.85	5.38	8.7
Total	1,931	1,933	(0.1)	30.18	30.20	(0.1)

Shipments - pickup basis:
LTL	3,201	3,364	(4.9)	50.01	52.57	(4.9)
TL	44	42	5.3	0.69	0.66	5.3
Total	3,245	3,406	(4.7)	50.70	53.23	(4.7)

Revenue/cwt. - pickup basis:
LTL	$22.50	$21.51	4.6
TL	8.50	8.01	6.1
Total	19.79	19.11	3.6

Revenue/cwt. - pickup basis: (excluding fuel surcharge)
LTL	21.36	20.79	2.7
TL	7.81	7.65	2.1
Total	18.73	18.45	1.5

Revenue/shipment - pickup basis:
LTL	218.94	203.19	7.8
TL	1,432.26	1,307.64	9.5
Total	235.55	216.87	8.6

Operating income - as reported	36,360	11,813
Adjustments to operating income [b]	(131)	959

Operating income - as adjusted	36,229	12,772

[a]	Total revenue in 2004 is presented on a reported basis. Total revenue for 2003 has been adjusted for conforming accounting policies and the conversion to a calendar quarter.
[b]	Adjustments to operating income primarily represent conforming accounting policies, including revenue recognition adjustments and amortization of intangibles, and the conversion to a calendar quarter. Management has adjusted the 2003 reported results of Roadway Express for these items to more accurately compare the results among periods. In 2004 adjustments relate to gains on the disposal of property as detailed further in the “Supplemental Information.”

STATISTICAL INFORMATION

New Penn Motor Express

For the Three Months Ended June 30

(Amounts in thousands except per unit data)

	Three Months			Amount/Workday
	2004	2003	%	2004	2003	%
Workdays				63	63

Revenue:
LTL	$59,990	$51,361	16.8	$952.2	$815.3	16.8
TL	4,328	3,353	29.1	68.7	53.2	29.1

Subtotal - pickup basis	64,318	54,714	17.6	1,020.9	868.5	17.6
Revenue recognition adjustment	—	—	—	—	—	—

Total [a]	$64,318	$54,714	17.6	$1,020.9	$868.5	17.6

Tonnage - pickup basis:
LTL	238	207	15.0	3.78	3.29	15.0
TL	40	31	29.0	0.63	0.49	29.0
Total	278	238	16.8	4.41	3.78	16.8

Shipments - pickup basis:
LTL	529	469	12.8	8.40	7.44	12.8
TL	5	4	25.0	0.08	0.07	8.0
Total	534	473	12.9	8.48	7.51	12.9

Revenue/cwt. - pickup basis:
LTL	$12.58	$12.41	1.4
TL	5.46	5.36	1.9
Total	11.57	11.49	0.7

Revenue/cwt. - pickup basis: (excluding fuel surcharge)
LTL	11.91	11.81	0.8
TL	5.17	5.10	1.4
Total	10.96	10.93	0.3

Revenue/shipment - pickup basis:
LTL	113.33	109.55	3.5
TL	912.31	885.40	3.0
Total	120.43	115.77	4.0

Operating income - as reported	9,194	5,628
Adjustments to operating income [b]	(42)	(613)

Operating income - as adjusted	9,152	5,015

[a]	Total revenue in 2004 is presented on a reported basis. Total revenue for 2003 has been adjusted for conforming accounting policies and the conversion to a calendar quarter.
[b]	Adjustments to operating income primarily represent conforming accounting policies, including amortization of intangibles, and the conversion to a calendar quarter. Management has adjusted the 2003 reported results of New Penn for these items to more accurately compare the results among periods. In 2004 adjustments relate to gains on the disposal of property as detailed further in the “Supplemental Information.”